AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement is made as of ____ __, 2006 (this “Amendment”) and amends the Registration Rights Agreement, dated as of May 3, 2005, by and among Lev Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Laidlaw & Company (UK) Ltd. (“Laidlaw”) on behalf of itself and its nominees (the “Agreement” and together with this Amendment, the “Registration Rights Agreement”). Terms used in this Amendment without definition shall have the meanings given them in the Agreement.

WHEREAS, the Company and Laidlaw entered into the Agreement in connection with the Company’s private placement of Units in May 2005 (the “May 2005 Private Placement”);

WHEREAS, the Company and Laidlaw desire to amend the Agreement as more fully set forth herein to correct certain typographical errors and to reduce the costs and expenses of the Company in connection with its obligations under the Registration Rights Agreement by, among other things, furnishing to Laidlaw, in its capacity as placement agent of the May 2005 Private Placement, copies of certain documents that were required to be furnished to each of the Holders;

WHEREAS, Laidlaw has transferred its Agent Warrants to certain nominees, which nominees are Holders, as contemplated by the Agreement; and

WHEREAS, this Amendment will be effective when it is executed by the Company and Holders of at least 66.66% of the outstanding Registrable Securities;

NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the each of the parties, the parties hereby amend the Agreement as follows:

1. Section 2(d): Piggyback Registration Rights. Section 2(d) of the Agreement is hereby amended by deleting the reference to “Section 3(j)” in the first parenthetical phrase and replacing it with the reference to “Section 3(h)”.

2. Section 3(a): Registration Procedures. Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(a) Not less than five (5) business days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to Laidlaw (and to any Holder that requests in writing to also receive a copy), a draft of the Registration Statement, or any related Prospectus or any amendment or supplement thereto.”

3. Section 3(c): Registration Procedures. Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(c) Notify as promptly as reasonably possible Laidlaw and each Holder of Registrable Securities included in the Registration Statement: (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, provided such Holder has previously requested in writing to receive notice of such filing; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement, provided such Holder has previously requested in writing to receive notice of such notification (and the Company shall upon written request from Laidlaw and any Holder, provide to Laidlaw and such Holders, true and complete copies of such comments and all written responses thereto, subject, if appropriate, to the execution by Laidlaw and such Holders of confidentiality agreements in form acceptable to the Company); and (C) when the Registration Statement or any post-effective amendment has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.”

4. Section 5(a): Indemnification by the Company. Section 5(a) of the Agreement is hereby amended by deleting the following phrase at the end of the first sentence: “and prior to the receipt by such Holder of the Advice contemplated in Section 6(d)”.

5. Section 5(b): Indemnification by Holder. Section 5(b) of the Agreement is hereby amended by deleting the following phrase at the end of the first sentence: “and prior to the receipt by such Holder of the Advice contemplated in Section 6(b)”.

6. Section 6(c): Notices. Section 6(c) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the Trading Day following the date of delivery to the courier service, if sent by nationally recognized overnight courier service, (ii) the third Trading Day following the date of mailing, if sent by first-class, registered or certified mail, postage prepaid, (iii) the Trading Day following transmission by electronic mail with receipt confirmed or acknowledged, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be delivered and addressed as set forth in the Purchase Agreement or to such other address as shall be designated in writing from time to time by a party hereto.”

7. Full Force and Effect. Except to the extent the Agreement is modified by this Amendment, the other terms and provisions of the Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

Remainder of page intentionally left blank. Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

The Company:

LEV PHARMACEUTICALS, INC.

By:
Joshua D. Schein, Ph.D.
Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

LAIDLAW & COMPANY (UK) LIMITED

By:
Name:
Title

Holders: Print Name Signature	Holders: Print Name Signature

Holders: Print Name Signature	Holders: Print Name Signature